Exhibit 32

Mary Lynn D. Lenz, President and Chief Executive Officer, and Deborah A. McLaughlin Chief Operating Officer and Chief Financial Officer of Slade's Ferry Bancorp (the "Company"), each hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that to the best of her knowledge:

      1) this Quarterly Report on Form 10-Q of the Company for the quarterly period ended September 30, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 780(d); and

      2) the information contained in this Form 10-Q fairly represents in all material respects, the financial condition and results of operations of the Company.



November 12,  2003                     /s/ Mary Lynn D. Lenz
-------------------------              ----------------------------------------
(Date)                                 (Signature)            Mary Lynn D. Lenz
                                              President/Chief Executive Officer


November 12, 2003                      /s/ Deborah A. McLaughlin
-------------------------              ----------------------------------------
(Date)                                 (Signature)        Deborah A. McLaughlin
                                                       Chief Operating Officer/
                                                        Chief Financial Officer


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